Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 10, 2022 relating to the financial statements of Conifer Holdings, Inc. (the “Company”), appearing in the Annual Report on Form 10-K of Conifer Holdings, Inc. for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Detroit, Michigan
May 17, 2022